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                                                                    Exhibit 21

                          Subsidiaries of Registrant

                 Subsidiary                              Jurisdiction
                 ----------                              ------------

             Altek Industries Corp.                      New York

             Transmation Singapore Pte. Ltd.             Singapore

             Transmation (Canada) Inc.                   Canada

             Transcat, FSC                               U.S. Virgin Islands

             Transmation Australia Pty. Ltd.             Australia



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